UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Arch St, 8th Floor, Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(973) 879-9742

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2025, Howard J. Weisman, chairman of the Board of Directors (the “Board”) of PaxMedica, Inc., a Delaware corporation (the “Company”), tendered his resignation from that role effective immediately. In addition, directors Karen J. LaRochelle and John Coelho also resigned from the Board on that date, effective immediately. These resignations are in connection with the transactions described in the current report on Form 8-K filed by the Company on February 28, 2025, and did not result from any dispute or disagreement with the Company or the Board on any matter relating to operations, policies or practices.

Mr. Weisman will continue to serve as chief executive officer of the Company as it continues its transition to becoming a wholly-owned subsidiary of PRV, LLC, a Delaware limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Howard J. Weisman
Names:	Howard J. Weisman
Title:	Chief Executive Officer

Date: April 4, 2025